Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NETSKOPE, INC.

Netskope, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies as follows:

A.
The name of the Company is Netskope, Inc. The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on October 5, 2012 under the name Skope, Inc.
B.
The Amended and Restated Certificate of the Company in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.
C.
The text of the Certificate of Incorporation is amended and restated to read in full as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Company on October 7, 2024.

NETSKOPE, INC.

By:	/s/ Sanjay Beri
Sanjay Beri, Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the company is Netskope, Inc. (the “Company”).

ARTICLE II

The registered agent and the address of the registered office in the State of Delaware are:

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

County of New Castle

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A.
The total number of shares of capital stock that the Company is authorized to issue is 683,061,928 shares, consisting of 461,003,736 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 222,058,192 of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).
B.
The Common Stock shall consist of 459,000,000 shares of Common Stock (the “Voting Common Stock”) and 2,003,736 shares of non-voting Class A Common Stock (“Class A Common Stock”). The rights, preferences, powers and the restrictions, qualifications and limitations of the Class A Common Stock are identical with those of the Voting Common Stock other than in respect of voting as set forth herein, and for all purposes under this Amended and Restated Certificate of Incorporation, the Voting Common Stock and Class A Common Stock shall together constitute a single class of shares of the capital stock of the Corporation. Unless otherwise indicated, references to “Common Stock” mean the Voting Common Stock and the Class A Common Stock.
C.
The Preferred Stock shall be divided into series. The first series shall consist of 3,160,000 shares and shall be designated “Founders Preferred Stock.” The second series shall consist of 14,545,452 shares and shall be designated “Series A Preferred Stock”. The third series shall consist of 21,057,508 shares and shall be designated “Series B Preferred Stock”. The fourth series shall consist of 24,075,348 shares and shall be designated “Series C Preferred Stock”. The fifth series shall consist of 33,416,113 shares and shall be designated “Series D Preferred Stock”. The sixth series shall consist of 38,358,222 shares and shall be designated “Series E Preferred Stock”. The seventh series shall consist of 30,981,174 shares and shall be designated “Series F Preferred Stock”. The eighth series shall consist of 41,793,107 shares and shall be designated “Series G Preferred Stock”. The ninth series shall consist of 14,671,268 shares and shall be designated “Series H Preferred Stock”. The Series H Preferred Stock, together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is referred to herein as the “Senior Preferred Stock”.
D.
The designations, powers, preferences, and relative participating, optional and other special rights and the qualifications, limitations and restrictions of the Preferred Stock shall be as follows:
1.
Dividends.
(a)
The holders of the Senior Preferred Stock shall be entitled to receive dividends at the applicable Dividend Rate (as defined below), payable out of funds legally available therefor, on a pari passu basis, prior and in preference to any declaration or payment of any dividend (other than dividends payable solely in Common Stock) on the Common Stock or Founders Preferred Stock. Such dividends shall be payable only when, as, and if declared by the Board of Directors (the “Board”) and shall be noncumulative. The “Dividend Rate” shall mean $0.03025 per annum for each share of Series A Preferred Stock, $0.060406 for each share of Series B Preferred Stock, $0.1163248 for each share of Series C Preferred Stock, $0.17954 for each share of Series D Preferred Stock, $0.211544 for each share of Series E Preferred Stock, $0.43566 for each share of Series F Preferred Stock, $0.66963 for each share of Series G Preferred Stock and $1.63585 for each share of Series H Preferred Stock (in each case, as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof).
(b)
No dividends (other than those payable solely in Common Stock) shall be declared or paid on any share of Founders Preferred Stock or Common Stock unless dividends on the Senior Preferred Stock in accordance with Section C.l(a) hereof shall have been declared and paid or declared and set apart. After payment of dividends on the Senior Preferred Stock in accordance with Section C.l(a) hereof, any additional dividends shall be distributed among all holders of Common Stock, Founders Preferred Stock and Senior Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Founders Preferred Stock and Senior Preferred Stock were converted to Common Stock at the then effective, applicable, conversion rate.
2.
Liquidation Preference.
(a)
In the event of a Liquidation Event (as defined in Section C.2(c) hereof), whether voluntary or involuntary, the holders of Senior Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the proceeds of such Liquidation Event to the holders of Common Stock or Founders Preferred Stock by reason of their ownership thereof, an amount per share equal to the applicable Original Issue Price (as hereinafter defined), plus all declared but unpaid dividends, on each such share of Senior Preferred Stock held by them, on a pari passu basis. If, upon the occurrence of such Liquidation Event, the proceeds thus distributed among the holders of Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of Senior Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. For purposes of this Amended and Restated Certificate of Incorporation (“Restated Certificate”), the “Original Issue Price” shall mean $0.378125 per share of Series A Preferred Stock, $0.755075 per share of Series B Preferred Stock, $1.45406 per share of Series C Preferred Stock, $2.24429 per share of Series D Preferred Stock, $2.64430 per share of Series E Preferred Stock, $5.44570 per share of Series F Preferred Stock, $8.37029 per share of Series G Preferred Stock and $20.44813 per share of Series H Preferred Stock, in each case, as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof.
(b)
After payment to the holders of Senior Preferred Stock of the preferential amounts required by Section C.2(a) hereof, all remaining proceeds legally available for distribution to stockholders of the Company shall be distributed pro rata among the holders of Common Stock and Founders Preferred Stock based on the number of shares of Common Stock then held by them (assuming conversion of all such Founders Preferred Stock into Common Stock).
(c)
For purposes of this Section C.2, a “Liquidation Event” shall mean (i) a liquidation, dissolution or winding up of the Company, (ii) an acquisition of the Company by another person or entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, a merger, consolidation or other corporate reorganization), other than an acquisition in which the shares of capital stock held by stockholders of the Company immediately prior to such acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such acquisition and by virtue of the acquisition, at least a majority of the total outstanding voting power of the surviving or acquiring person or entity, (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company, (iv) exclusive, irrevocable license of all or substantially all of the Company’s intellectual property, except where such exclusive license is to a wholly-owned subsidiary of the Company, or (v) a transaction or series of related transactions to which the Company is a party (whether by merger, consolidation, stock acquisition or otherwise) in which at least a majority of the total outstanding voting power of the Company is transferred. Notwithstanding the foregoing sentence, a transaction shall not constitute a Liquidation Event if the primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or engage in a bona fide equity financing transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the affirmative vote or written consent of the holders of (A) at least 60% of the outstanding shares of Senior Preferred Stock, voting as a single class on an as-converted to Voting Common Stock basis, (B) at least 60% of the outstanding shares of Series C Preferred Stock, voting as a separate class on an as-converted to Voting Common Stock basis, (C) at least a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class on an as-converted to Voting Common Stock basis, (D) at least a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class on an as-converted to Voting Common Stock basis, (E) at least a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class on an as-converted to Voting Common Stock basis, (F) the Requisite Series G Majority and (G) at least a majority of the outstanding shares of Series

H Preferred Stock, voting as a separate class on an as-converted to Voting Common Stock basis. As used herein, the term “Requisite Series G Majority” shall have the meaning ascribed to it in that certain Series G Preferred Stock Purchase Agreement by and among the Company and certain other parties listed thereto, dated on or about January 27, 2020.
(d)
If the proceeds to be received by the Company or its stockholders are other than cash, the value of such proceeds shall be their fair market value as determined in good faith by the Board including at least one (1) Preferred Director; provided, however, that any securities shall be valued as follows:
(i)
Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) below:
(A)
If traded on a national securities exchange or a national quotation system, the value shall be based on a formula approved by the Board and derived from the closing prices of the securities on such exchange over a specified time period;
(B)
If actively traded over the counter, the value shall be based on a formula approved by the Board and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period;
(C)
If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board including at least one (1) Preferred Director; and
(ii)
The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section C.2(d)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board including at least one (1) Preferred Director.
(iii)
The foregoing methods for valuing non-cash proceeds to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the Board and the stockholders of the Company under the DGCL and the Restated Certificate, be superseded and governed by the determination of such value as set forth in the definitive agreements governing such Liquidation Event.
(e)
Notwithstanding any provision in this Section C.2 to the contrary, for purposes of determining the amount each holder of Senior Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of Senior Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Senior Preferred Stock into shares of Voting Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Senior Preferred Stock into shares of Voting Common Stock. If any such holder shall be deemed to have converted shares of Senior Preferred Stock into Voting Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution (other than declared but unpaid dividends) that would otherwise be made to holders of the Senior Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Voting Common Stock.
3.
Redemption. The shares of Preferred Stock shall not be redeemable at the option of the holders thereof.
4.
Voting Rights.
(a)
General Voting Rights. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Voting Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and, except as otherwise required by law or this Restated Certificate, shall have voting rights and powers equal to the voting rights and powers of the Voting Common Stock. Each holder of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and shall vote with holders of the Voting Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except as to those matters required by law or this Restated Certificate to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded.
(b)
Voting for Directors.
(i)
As long as at least 4,800,000 shares of Series C Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares) remain outstanding, the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board (the “Series C Preferred Director”). As long as at least 4,800,000 shares of Series B Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares) remain outstanding, the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board (the “Series B Preferred Director”). As long as at least 4,000,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares) remain outstanding, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board (the “Series A Preferred Director”, and together with the Series C Preferred Director and the Series B Preferred Director, the “Preferred Directors”), and the Preferred Directors shall each have one (1) vote on any action to be voted upon by the Board or any committee or subcommittee thereof. The holders of at least a majority of the outstanding shares of Voting Common Stock and Founders Preferred Stock, voting together as a single class and on an as-converted to Voting Common Stock basis, shall be entitled to elect three members of the Board (the “Common Directors”). The Common Directors shall each have one (1) vote on any action to be voted upon by the Board or any committee or subcommittee thereof;

provided, however, that if there is a vacancy, or vacancies, to be filled by the holders of Voting Common Stock and Founders Preferred Stock, until such time as such vacancy, or vacancies, are filled, the initial Common Director shall have such additional votes as there are vacant Common Director seats on any action to be voted upon by the Board or any committee or subcommittee thereof. Upon the election or appointment of a second or third Common Director, as applicable, each such additional Common Director shall have one (1) vote on any action to be voted upon by the Board or any committee or subcommittee thereof and the initial Common Director’s vote shall be correspondingly reduced by one (1) vote for each such filled vacancy. In no event will the aggregate number of votes of the Common Directors exceed three (3) votes irrespective of how many Common Directors are then serving. The holders of (i) at least 60% of the outstanding shares of Senior Preferred Stock, voting together as a single class and on an as- converted to Voting Common Stock basis, and (ii) at least a majority of the Founders Preferred Stock and the Voting Common Stock, voting as a single class and on an as-converted to Voting Common Stock basis, shall be entitled to elect any remaining members of the Board (the “Independent Directors”), and each Independent Director shall have one (1) vote on any action to be voted upon by the Board or any committee or subcommittee thereof. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. If this Restated Certificate provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this Restated Certificate to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors of the Company.
(ii)
The Series C Preferred Director may be removed from the Board, either with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class. The Series B Preferred Director may be removed from the Board, either with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class. The Series A Preferred Director may be removed from the Board, either with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class. The Common Directors may be removed from the Board, either with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Voting Common Stock and Founders Preferred Stock, voting together as a single class and on an as-converted to Voting Common Stock basis. The Independent Directors may be removed from the Board, either with or without cause, either by (A) the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Senior Preferred Stock, voting together as a single class on an as-converted to Voting Common Stock basis, or (B) the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Founders Preferred Stock and Voting Common Stock, voting together as a single class and on an as-converted to Voting Common Stock basis.
(iii)
In the event of a vacancy in any directorship with respect to which the holders of a class or series are entitled to elect the director pursuant to subsection (i) above, such vacancy shall be filled only by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of such class or series or by any remaining director or directors elected by the holders of such class or series. If the holders of shares of a class or series entitled to elect directors pursuant to subsection (i) above fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, then any directorship not so filled shall remain vacant until such time as the holders of such class or series elect a person or persons to fill such directorships in the manner provided in this Section C.4(b).
5.
Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(a)
Right To Convert.
(i)
Each share of Founders Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Voting Common Stock as is determined by dividing $0.0000375 by the conversion price for the Founders Preferred Stock (the “Founders Preferred Stock Conversion Price”) in effect on the date the certificate is surrendered for conversion. The Founders Preferred Stock Conversion Price shall initially be $0.0000375 and shall be subject to adjustment as set forth in this Section C.5 after the date hereof. Any transfer of shares of Founders Preferred Stock that is neither (i) made in connection with an Equity Financing (as such term is defined below), nor (ii) authorized by a majority of the Board, shall be deemed an election of an option to convert such shares into Voting Common Stock and each such transferred share of Founders Preferred Stock shall automatically convert into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing $0.0000375 by the Founders Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, effective immediately prior to such transfer.
(ii)
Each share of Senior Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Voting Common Stock as is determined by dividing the applicable Original Issue Price for such series of Senior Preferred Stock by the applicable Conversion Price for such series of Senior Preferred Stock in effect on the date the certificate is surrendered for conversion. The “Conversion Price” of a series of Senior Preferred Stock shall initially be the applicable Original Issue Price of such series of Senior Preferred Stock and shall be subject to adjustment as set forth in this Section C.5, in each case, after the date hereof.
(b)
Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Voting Common Stock at the then effective applicable Conversion Price for such series of Senior Preferred Stock or the then effective Founders Preferred Stock Conversion Price, as applicable, for such share upon the earlier of (i) the date specified by the vote or written consent of holders of at least 60% of the shares of Senior Preferred Stock then outstanding, voting as a single class on an as-converted to Voting Common Stock basis, provided, however, (A) that the written consent of the holders of at least 60% of the Series C Preferred Stock shall also be required for the conversion of the Series C Preferred Stock where such conversion occurs in connection with or in contemplation of the consummation of a

Liquidation Event in which the holders of Series C Preferred Stock would receive a distribution that is less than the aggregate liquidation preference amount of the Series C Preferred Stock as set forth in Section C.2(a) above, (B) that the written consent of the holders of a majority of the Series D Preferred Stock shall also be required for the conversion of the Series D Preferred Stock where such conversion occurs in connection with or in contemplation of the consummation of a Liquidation Event in which the holders of Series D Preferred Stock would receive a distribution that is less than the aggregate liquidation preference amount of the Series D Preferred Stock as set forth in Section C.2(a) above, (C) that the written consent of the holders of a majority of the Series E Preferred Stock shall also be required for the conversion of the Series E Preferred Stock where such conversion occurs in connection with or in contemplation of the consummation of a Liquidation Event in which the holders of Series E Preferred Stock would receive a distribution that is less than the aggregate liquidation preference amount of the Series E Preferred Stock as set forth in Section C.2(a) above, (D) that the written consent of the holders of at least a majority of the Series F Preferred Stock shall also be required for the conversion of the Series F Preferred Stock where such conversion occurs in connection with or in contemplation of the consummation of a Liquidation Event in which the holders of Series F Preferred Stock would receive a distribution that is less than the aggregate liquidation preference amount of the Series F Preferred Stock as set forth in Section C.2(a) above, (E) that the written consent of at least the Requisite Series G Majority shall also be required for the conversion of the Series G Preferred Stock, and (F) the written consent of the holders of at least a majority of the Series H Preferred Stock shall also be required for the conversion of the Series H Preferred Stock or (ii) the closing of the sale of the Company’s Common Stock to the public in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, that results in gross offering proceeds (before deduction of underwriters’ discounts and expenses) to the Company of not less than $50,000,000, and solely as to the conversion of the Series H Preferred Stock, at a public offering price of not less than $20.44813 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) (the “Qualified Public Offering” and such Common Stock issued and sold in the Qualified Public Offering, the “QPO Common Stock”), after which the Company’s shares have been listed for trading on the New York Stock Exchange, NASDAQ Global Select Market or NASDAQ Global Market. In addition to the above, each share of Founders Preferred Stock shall automatically be converted into shares of Voting Common Stock at the then effective Founders Preferred Stock Conversion Price for such share on the date specified by the vote or written consent of holders of at least a majority of the shares of Founders Preferred Stock then outstanding, voting as a separate class.
(c)
Mechanics of Conversion.
(i)
Except as provided in Section C.5(c)(ii) or C.5(c)(iii) hereof, before any holder of Preferred Stock shall be entitled to convert the same into shares of Voting Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office of such holder’s election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Voting Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred

Stock a certificate or certificates for the number of shares of Voting Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Voting Common Stock on such date.
(ii)
If the conversion is in connection with a firm commitment, underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Voting Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
(iii)
If the conversion is in connection with the automatic conversion provisions set forth in Section C.5(b)(i) or Section C.5(b)(ii) hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the conversion date specified in the stockholder vote or consent (automatically without any further action by the holder of such shares and whether or not the certificate representing such shares has been surrendered to the Company or its transfer agent), and the persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Voting Common Stock on such date; provided, however, that until certificates for the shares of Preferred Stock that have been converted have been delivered to the Company or its transfer agent, the Company shall not be obligated to issue certificates representing the shares of Voting Common Stock issuable upon such conversion.
(d)
Adjustment of Conversion Price Upon Certain Diluting Issuances.
(i)
Special Definitions. For purposes of this Section C.5(d), the following definitions apply:
(A)
“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).
(B)
“Original Issue Date” shall mean the date on which a share of Series H Preferred Stock is first issued.
(C)
“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.
(D)
“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section C.5(d)(iii) hereof, deemed to be issued) by the Company on or after the Original Issue Date, other than shares of Common Stock issued or deemed to be issued:

(1) upon conversion of shares of Preferred Stock;

(2) as a dividend or distribution on Senior Preferred Stock;

(3) to employees, directors and officers of, or consultants or advisors to, the Company pursuant to stock grants, stock option, stock bonus, stock purchase or other employee incentive programs, plans or agreements approved by the Board (provided that the approval of any securities issuable under this clause (3) in excess of the aggregate number of shares of Common Stock remaining available for issuance under the Company’s 2012 Stock incentive Plan as of the date hereof will require the approval of a majority of the Preferred Directors);

(4) in connection with bona fide acquisitions of other businesses or technologies by the Company by merger, consolidation, acquisition of stock or assets or otherwise that is approved by the Board (including a majority of the Preferred Directors);

(5) to banks, equipment lessors or other financial institutions in connection with commercial lending or equipment leasing transactions, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board (including a majority of the Preferred Directors);

(6) in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board (including a majority of the Preferred Directors);

(7) in connection with a Qualified Public Offering;

(8) in connection with an event for which adjustment of the Conversion Price is made pursuant to Sections C.5(e), (f) or (g) hereof;

(9) in a transaction that the holders of at least (i) in the case of the Conversion Price applicable to the Series A Preferred Stock, a majority of outstanding shares of Series A Preferred Stock, (ii) in the case of the Conversion Price applicable to the Series B Preferred Stock, holders of a majority of the outstanding shares of Series B Preferred Stock, (iii) in the case of the Conversion Price applicable to the Series C Preferred Stock, holders of at least 60% of the outstanding shares of Series C Preferred Stock, (iv) in the case of the Conversion Price applicable to the Series D Preferred Stock, holders of a majority of the outstanding shares of Series D Preferred Stock, (v) in the case of the Conversion Price applicable to the Series E Preferred Stock, holders of a majority of the outstanding shares of Series E Preferred Stock, (vi) in the case of the Conversion Price applicable to the Series F Preferred Stock, holders of at least a majority of the outstanding shares of Series F Preferred Stock (vii) in the case of the Conversion Price applicable to the Series G Preferred Stock, at least the Requisite Series G Majority, and (viii) in the case of the Conversion Price applicable to the Series H Preferred Stock, holders of at least a majority of the outstanding shares of Series H

Preferred Stock, in each case, elect in writing to exclude from the definition of Additional Shares of Common Stock, which election may be applied prospectively or retroactively and either generally or in a particular instance; or

(10) pursuant to any warrant issued in connection with the sale of the Series G Preferred Stock on the Series G Original Issue Date.

(ii)
No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the applicable Conversion Price for any share of Senior Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.5(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price for such share of Senior Preferred Stock in effect immediately prior to such issue.
(iii)
Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and exercise of such Options, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:
(A)
no further adjustments in the applicable Conversion Price for any share of Senior Preferred Stock shall be made upon the subsequent issue of Convertible Securities upon the exercise of such Options or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
(B)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion and/or exchange thereof, the applicable Conversion Price for any share of Senior Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);
(C)
upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price for any share of Senior Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section C.5(d)(v) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D)
no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Conversion Price for any share of Senior Preferred Stock to an amount which exceeds the lower of (a) the applicable Conversion Price for any share of Senior Preferred Stock on the original adjustment date, or (b) the applicable Conversion Price for any share of Senior Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and
(E)
in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price for any share of Senior Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.
(iv)
Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii) hereof) without consideration or for a consideration per share less than the applicable Conversion Price for any share of Senior Preferred Stock in effect immediately prior to such issue (as adjusted for stock splits, stock dividends, reclassification and the like), then and in such event, the applicable Conversion Price for such share of Senior Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the applicable Conversion Price for such share of Senior Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for such share of Senior Preferred Stock in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, “Common Stock Outstanding” shall mean the number of shares of Common Stock outstanding immediately prior to such issue, calculated on a fully diluted basis as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issue and any outstanding Options (whether or not then vested or exercisable) had been fully exercised immediately prior to such issue (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to Convertible Securities or Options solely as a result of the adjustment of the applicable Conversion Price for any share of Senior Preferred Stock (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.
(v)
Multiple Closing Dates. In the event that the Company shall issue, after the Original Issue Date, on more than one date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) that would result in an adjustment to the applicable Conversion Price for any share of Senior Preferred Stock pursuant to the terms of Section C.5(d)(iv), as part of the same transaction or a series of related transactions, then, upon the final such issuance, the applicable Conversion Price for such share of Senior Preferred Stock shall be readjusted to give effect to all such issuances as if they had all occurred on the date of the first such issuance (and without giving any effect to any interim adjustments from such issuances that were part of the same transaction or series of related transactions).
(vi)
Determination of Consideration. For purposes of this Section C.5(d), the consideration received by the Company for the issue (or deemed issue) of any Additional Shares of Common Stock shall be computed as follows:
(A)
Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board,

(B)
Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.5(d)(iii) hereof, relating to Options and Convertible Securities, shall be determined by dividing;

(1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options and/or conversion or exchange of such Convertible Securities.

(e)
Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Company after the date hereof, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock as provided below), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price for the Senior Preferred Stock and the Founders Preferred Stock Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock,
(f)
Adjustments to Conversion Price for Recapitalizations and Reorganizations. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.5(e) above or a Liquidation Event referred to in Section C.2(c) above), the applicable Conversion Price for Senior Preferred Stock and the Founders Preferred Stock Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or recapitalization, be adjusted, and other provision shall be made, so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders thereof would otherwise have been entitled to receive, such number of shares of stock or other securities, cash or property that would have been subject to receipt by such holders upon conversion of the Preferred Stock immediately before such change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.5(f) with respect to the rights of the holders of the Preferred Stock after such reorganization or recapitalization such that the provisions of this Section C.5(f) (including adjustment of the applicable Conversion Price for Senior Preferred Stock and Founders Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after such event as nearly equivalent as may be practicable.
(g)
Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section C.5(f) hereof, and other than as set forth in Section C.2(c) hereof, then, in each such case for the purpose of this Section C.5(g), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.
(h)
Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price for any share of Senior Preferred Stock and/or Founders Preferred Stock Conversion Price pursuant to this Section C.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock or a series thereof, as applicable, a certificate executed by the Company’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock or a series thereof, as applicable, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price or Founders Preferred Stock Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the applicable series of Preferred Stock.
(i)
Notices of Record Date. In the event that the Company shall propose at any time (i) to take a record of the holders of its Common Stock for the purpose of declaring any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus, or offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (ii) to effect any reorganization or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to effect any Liquidation Event; then, in connection with each such event, the Company shall send to the holders of Preferred Stock:
(A)
at least ten (10) days’ prior written notice of (1) the date on which a record shall be taken for such dividend, distribution or subscription rights referred to in clause (i) above (and specifying the date on which the holders of Common Stock shall be entitled thereto) or (2) the date for determining rights to vote, if any, in respect of the events referred to in clauses (ii) and (iii) above (in the case of the event referred to in clause (iii) above, such notice shall describe the material terms and conditions of the impending Liquidation Event; and
(B)
in the case of the events referred to in clauses (ii) and (iii) above, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for stock, securities, cash or other property deliverable upon the occurrence of such event).

In the case of the event referred to in clause (iii) above, the Company shall also notify such holders in writing of the final approval of such Liquidation Event by the Board. The notice provisions set forth in this Section C.5(i) may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of at least 60% of the outstanding shares of Senior Preferred Stock, voting as a single class on an as-converted to Voting Common Stock basis. In the case of event referred to in clause (iii) above, unless such notice requirements are waived, the Liquidation Event shall not take place sooner than 10 days after the Company has given the first notice provided for herein.

(j)
Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.
(k)
Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. All such fractional shares so resulting shall be paid in cash based on the then fair market value of a share of Common Stock, as determined in good faith by the Board.
(l)
Right to Convert to Preferred Stock. If a share of Founders Preferred Stock, issued and outstanding as of the date hereof, is purchased by an investor in connection with an Equity Financing (as defined below), then immediately upon the closing of such purchase, each such share of Founders Preferred Stock transferred to the investor shall automatically convert into shares of the subsequent series of Preferred Stock (“Subsequent Preferred Stock”) of the Company that is issued in such Equity Financing at the Conversion Ratio (as defined below). “Conversion Ratio” shall mean, for each Equity Financing, one divided by the number of shares of Common Stock of the Company into which a share of

Subsequent Preferred Stock issued in such Equity Financing is then convertible, and “Equity Financing” shall mean an equity financing of the Company in which the Company signs a purchase agreement and sells and issues Subsequent Preferred Stock that is convertible into Common Stock of the Company. By way of example only, in the event that one share of Subsequent Preferred Stock issued in the Equity Financing is convertible into two shares of Common Stock, the Conversion Ratio shall be one-half (1/2), and each two shares of Founders Preferred Stock that are purchased by an investor as described above will be converted into one share of the Subsequent Preferred Stock sold in the applicable Equity Financing.
6.
Protective Provisions. So long as at least 12,000,000 shares of Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof) remain outstanding, the Company shall not (by way of amendment, merger, consolidation, reclassification or otherwise), without the vote or written consent by the holders of at least 60% of the outstanding shares of Senior Preferred Stock, voting as a single class on an as-converted to Voting Common Stock basis:
(a)
Consummate a Liquidation Event;
(b)
Authorize or issue, or obligate itself to issue (including by reclassification, merger or otherwise), any other equity security (or any security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series H Preferred Stock with respect to rights, powers or preferences set forth in this Restated Certificate, other than shares of Preferred Stock authorized under this Restated Certificate;
(c)
Increase or decrease the total number of authorized shares of Common Stock or Preferred Stock (or any series thereof);
(d)
Amend this Restated Certificate or the Company’s Bylaws;
(e)
Redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Common Stock or Preferred Stock of the Company; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (A) from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the right to repurchase such shares at cost (or at the lesser of cost or the then fair market value) upon the occurrence of termination of employment or other service, or (B) pursuant to the exercise by the Company (whether contractually or pursuant to its Bylaws) of any rights of first refusal with respect to such shares (the exercise of which is approved by the Board);
(f)
Declare, pay or set aside a dividend on any Common Stock or Preferred Stock of the Company;
(g)
Cause the effectiveness of a registration statement on Form S-l filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale in connection with the Company’s initial listing of its Common Stock on a national securities exchange;

(h)
Increase or decrease the number of authorized directors of the Company;
(i)
create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, except to the extent a second stockholder of the subsidiary is required by law, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary, in each case, unless approved by the Board, including a majority of the Preferred Directors;
(j)
(i) the sale, issuance or distribution of any Corporation-created digital tokens, coins, cryptocurrency or other blockchain-based assets (collectively, “Tokens”) for fundraising purposes, including through an initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens; or (ii) development of a computer network or other resources to either generate Tokens or permit the generation, sale or distribution of Tokens for fundraising purposes;
(k)
Effect any initial public offering that is not a Qualified Public Offering;
(l)
Cause or permit any of its subsidiaries to do any of the foregoing with respect to such subsidiaries; or
(m)
amend, alter, modify, repeal or waive the provisions of this Section 6.
6A.
Series A Protective Provision: So long as at least 4,000,000 shares of Series A Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series A Preferred Stock.
6B.
Series B Protective Provision: So long as at least 4,800,000 shares of Series B Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series B Preferred Stock.
6C.
Series C Protective Provision: So long as at least 4,800,000 shares of Series C Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 60% of the then outstanding shares of Series C Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series C Preferred Stock.
6D.
Series D Protective Provision: So long as at least 4,800,000 shares of Series D Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series D Preferred Stock.
6E.
Series E Protective Provision: So long as at least 4,800,000 shares of Series E Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series E Preferred Stock.
6F.
Series F Protective Provision: So long as at least 4,800,000 shares of Series F Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent , as provided by law) of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock in a manner that is different from the other series of Preferred Stock; or
(b)
increase or decrease the authorized number of shares of Series F Preferred Stock.
6G.
Series G Protective Provision: So long as at least 4,800,000 shares of Series G Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least the Requisite Series G Majority, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series G Preferred Stock in a manner that is different from the other series of Preferred Stock;
(b)
increase or decrease the authorized number of shares of Series G Preferred Stock.
(c)
amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or gross proceeds amount set forth in such definition; or

(d)
amend, alter, modify, repeal or waive the provisions of this Section 6G or any other provision requiring the separate approval of the Requisite Series G Majority.
6H.
Series H Protective Provision: So long as at least 4,800,000 shares of Series H Preferred Stock are outstanding (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares, in each case, after the date hereof), the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, voting together as a single class:
(a)
amend, waive or repeal (directly or indirectly, by merger or otherwise) any provision of, or add any provisions to, the Certificate of Incorporation or Bylaws of the Company if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock in a manner that is different from the other series of Preferred Stock;
(b)
increase or decrease the authorized number of shares of Series H Preferred Stock;
(c)
amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or gross proceeds amount set forth in such definition; or
(d)
amend, alter, modify, repeal or waive the provisions of this Section 6H or any other provision requiring the separate approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, voting together as a single class.
7.
Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section C.5 hereof, the shares of Preferred Stock so converted shall be cancelled and such shares of Preferred Stock shall not be issuable by the Company. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Company’s authorized capital stock.
8.
Notices. Any notice required by the provisions of this Section C to be given to the holders of shares of Preferred Stock shall be deemed given if such notice (i) is deposited in the United States first class mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Company, (ii) is provided by electronic transmission in a manner permitted by Section 232 of the DGCL, or (iii) is provided in another manner then permitted by the DGCL.
E.
The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Section E.
1.
Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the

Company legally available therefor, such dividends as may be declared from time to time by the Board.
2.
Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, or other Liquidation Event, the assets of the Company shall be distributed as provided in Section C.2 hereof.
3.
Redemption. The Common Stock is not redeemable at the option of the holders thereof.
4.
Voting Rights.
(a)
Voting Common Stock. The holder of each share of Voting Common Stock shall have the right to one vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Subject to the provisions of Section C.6, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the outstanding capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
(b)
Class A Common Stock. Except as otherwise required by law, shares of Class A Common Stock shall not be entitled to vote on any matters.
5.
Automatic Conversion of Shares of Class A Common Stock. Upon the consummation of the Qualified Public Offering, each outstanding share of Class A Common Stock automatically shall be converted, without any action by the holder thereof, into one (1) fully paid and nonassessable share of QPO Common Stock. Each share of Series A Common Stock that is converted pursuant to this subsection shall be retired by the Corporation and shall not be available for reissuance. Such conversion shall be deemed to have been made immediately prior to the close of business on the conversion date (automatically without any further action by the holder of such shares and whether or not the certificate representing such shares has been surrendered to the Company or its transfer agent), and the persons entitled to receive the shares of QPO Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of QPO Common Stock on such date; provided, however, that until certificates for the shares of Class A Common Stock that have been converted have been delivered to the Company or its transfer agent, the Company shall not be obligated to issue certificates representing the shares of QPO Common Stock issuable upon such conversion.

ARTICLE V

To the extent one or more sections of any other state corporations code setting forth minimum requirements for the Company’s retained earnings and/or net assets are applicable to the Company’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by the Company of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this Company or any subsidiary pursuant to agreements under which the Company has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by the Company may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board shall have the power, subject to the provisions of Section C.6 of Article IV, to adopt, amend, repeal or otherwise alter the Bylaws of the Company without any action on the part of the stockholders; provided, however, that the grant of such power to the Board shall not divest the stockholders of nor limit their power, subject to the provisions of Section C.6 of Article IV, to adopt, amend, repeal or otherwise alter the Bylaws.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

ARTICLE VIII

Subject to the provisions of this Restated Certificate, including Section C.6 of Article IV, the Company reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

A.
To the fullest extent permitted by the DGCL, as it presently exists or as it may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to eliminate or limit further, or to authorize corporate action eliminating or limiting further the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
B.
To the fullest extent permitted by the DGCL, as it presently exists or as it may hereafter be amended, the Company shall have the power to indemnify (and to advance expenses to) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
C.
Any amendment, repeal or modification of the foregoing provisions of this Article IX, or the adoption of any provision in this Restated Certificate inconsistent with this Article IX,

shall be prospective only and shall not adversely affect any right or protection of any director of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE X

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (C) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws or (D) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine.

ARTICLE XI

The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity (as hereinafter defined). An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Stock (excluding Founders Preferred Stock) or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.